UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 1, 2005

Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50129	59-3547281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Third Avenue, New York, NY 10017
(Address of principal executive offices, including zip code)

(212) 351-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        On June 1, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of the Hudson Highland Group, Inc. (the “Company”) approved an Executive Employment Agreement (the “Employment Agreement”) for Elaine A. Kloss, Vice President, Finance and Treasurer of the Company. Pursuant to the Employment Agreement, which is effective June 1, 2005, the Company agrees to employ Mrs. Kloss for a one-year term, with automatic, annual extensions of additional one-year terms. Under the Employment Agreement, Mrs. Kloss is entitled to (i) an annual base salary of $200,000; (ii) eligibility to receive an annual bonus as provided in the Company’s senior management bonus plan; (iii) other benefits of employment comparable to other senior management; and (iv) four weeks of vacation per year.

        Under the Employment Agreement, the Company has the right to terminate Mrs. Kloss’ employment at any time. If the Company terminates Mrs. Kloss’ employment without cause (as defined in the Employment Agreement), then, subject to Mrs. Kloss executing the Company’s then current form of separation agreement and general release, Mrs. Kloss will be entitled to receive a severance payment equal to one year of her then current base salary, plus the Company’s portion of the premiums for providing continued health and dental insurance benefits to Mrs. Kloss for twelve months after termination (with the amount of such premiums deducted from Mrs. Kloss’ severance payment).

        Under the Employment Agreement, after a change in control of the Company (as defined in the Employment Agreement), if Mrs. Kloss’ employment is terminated by the Company other than by reason of death, disability or for cause (as defined in the Employment Agreement) or by Mrs. Kloss for good reason (as defined in the Employment Agreement), then Mrs. Kloss is entitled to a cash termination payment equal to her annual base salary immediately prior to termination and her target annual bonus under the Company’s senior management bonus plan for the year in which the termination occurs, plus health and dental insurance benefits for a period of up to twelve months after termination. The Employment Agreement provides that, subject to limited exceptions, if the payments under the Employment Agreement or under any other agreement with or plan of the Company are “excess parachute payments” for purposes of the Internal Revenue Code (the “Code”), then the Company will pay Mrs. Kloss the amount necessary to offset the 20% excise tax imposed by the Code and any additional taxes on this payment.

        In connection with entering into the Employment Agreement, Mrs. Kloss also executed a confidentiality, non-solicitation and work product assignment agreement and a mutual agreement to arbitrate claims with the Company. The foregoing description of the Employment Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Hudson Highland Group Executive Employment Agreement, effective as of June 1, 2005, between Hudson Highland Group, Inc. and Elaine A. Kloss.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.
Date: June 2, 2005	By: /s/ Richard W. Pehlke
Richard W. Pehlke
Executive Vice President and
Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	Hudson Highland Group Executive Employment Agreement, effective as of June 1, 2005, between Hudson Highland Group, Inc. and Elaine A. Kloss.